Exhibit 10.1(a)
AMENDMENT NO. 1
TO THE CUSTOMER AGREEMENT
DATED MAY 30, 1997 (the “Agreement”) BY AND BETWEEN
SMITH BARNEY WESTPORT FUTURES FUND L.P. and
SALOMON SMITH BARNEY INC. (“SSB”)
          Paragraph 3 of the Agreement, effective as of March 1, 2000, is hereby amended to read as follows:
3. Brokerage and Other Fees. The Partnership shall pay to SSB a monthly brokerage fee equal to 11/24 of 1% of month-end Net Assets of the Partnership (5.5% per year) in lieu of brokerage commissions on a per trade basis. The Partnership shall also pay all National Futures Association, exchange, clearing, user, give-up and floor brokerage fees, or shall reimburse SSB for all such fees previously paid by SSB on behalf of the Partnership. This fee may be increased or decreased at any time at SSB’s discretion upon notice to the Partnership.
          Except as specifically provided in this Amendment No. 1, all terms of the Agreement shall remain in full force and effect after the adoption hereof.
          IN WITNESS WHEREOF, this Agreement has been executed for and on behalf of the undersigned as of March 1, 2000.

SMITH BARNEY WESTPORT FUTURES FUND L.P.	SALOMON SMITH BARNEY INC.

By: Smith Barney Futures Management LLC
(General Partner)	By:	/s/ David J. Vogel Name: David J. Vogel
Title: Executive Vice President

By:	/s/ David J. Vogel David J. Vogel President and Director